UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 5, 2018

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 8.01 Other Events.
On February 23, 2018, the United States District Court for the Southern District of New York entered an order (the “Order”) preliminarily approving a Stipulation of Settlement, dated January 31, 2018 (the “Stipulation”), and the proposed derivative settlement (the “Settlement”) set forth therein of the actions styled (i) In re comScore, Inc. Shareholder Derivative Litigation, No. 1:16-cv-09855-JGK (S.D.N.Y.), (ii) In re comScore, Inc. Virginia Shareholder Derivative Litigation, No. CL-2016-0009465 (Va. Cir. Ct. Fairfax Cnty.) and (iii) Assad v. Fulgoni, et al., No. CL-2017-0005503 (Va. Cir. Ct., Fairfax Cnty.).

Pursuant to the Order, comScore, Inc. is filing herewith a Notice of Proposed Derivative Settlement (the “Notice”) and the Stipulation, attached as Exhibits 99.1 and 99.2, respectively. A hearing to consider final approval of the Settlement is scheduled to be held on June 7, 2018, as set forth in the Notice.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Notice of Proposed Derivative Settlement, dated February 23, 2018
99.2	Stipulation of Settlement, dated January 31, 2018

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer
Date: March 5, 2018

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